                                                                     EXHIBIT 5.1
                                 EXECUTION COPY





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               AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION
                                       and
                        AMERICAN EXPRESS CENTURION BANK,
                                 as Transferors,

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,
                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,
                 as Trustee on behalf of the Certificateholders

                         ------------------------------

                            SERIES 2002-2 SUPPLEMENT

                            Dated as of June 18, 2002

                                       to


                            THE AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 1998

                         ------------------------------




                          AMERICAN EXPRESS MASTER TRUST

                                  SERIES 2002-2


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



         SERIES 2002-2 SUPPLEMENT, dated as of June 18, 2002 (this "Series Supplement") among (i) AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, and AMERICAN EXPRESS CENTURION BANK, a Utah-chartered industrial loan company, as Transferors, (ii) AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a corporation organized under the laws of the State of New York, as Servicer, and
(iii) THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee"), as trustee under the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement").

                              PRELIMINARY STATEMENT

         Section 6.09 of the Agreement provides, among other things, that the Transferors and the Trustee may at any time and from time to time enter into one or more supplements to the Agreement for the purpose of authorizing the issuance by the Trustee to the Transferors, for execution and redelivery to the Trustee for authentication, one or more Series of Certificates. The Transferors and the Servicer hereby enter into this Series 2002-2 Supplement with the Trustee as required by subsection 6.09(c) of the Agreement to provide for the issuance, authentication and delivery of the Floating Rate Class A Accounts Receivable Trust Certificates, Series 2002-2, and the Floating Rate Class B Accounts Receivable Trust Certificates, Series 2002-2. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

         All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 2002-2 Certificates and no other Series of Certificates issued by the Trust.

         Section 1. Designation. The Certificates shall be designated generally as the "Series 2002-2 Certificates"; and Series 2002-2 shall be an Excess Allocation Series.

         Section 2. Definitions. The following words and phrases shall have the following meaning with respect to the Series 2002-2 Certificates and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Accumulation Date" shall mean the last day of the Due Period ending in March 2005, or such later date as may be determined in accordance with Section
4.13 of this Series Supplement.

         "Accumulation Period Length" shall have the meaning specified in
Section 4.13 of this Series Supplement.

         "Available Series 2002-2 Reserve Account Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Series 2002-2 Reserve Account on such date (before giving effect to any deposit to be made to the Reserve Account on such date) and (b) the Required Series 2002-2 Reserve Account Amount.

         "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholders' Interest" shall have the meaning specified in
Section 4.02 of the Agreement.

         "Certificates" shall mean, collectively, the Class A Certificates and the Class B Certificates.

         "Class A Adjusted Invested Amount" for any date shall mean an amount equal to the Class A Invested Amount, minus the aggregate principal amount on deposit in the Principal Funding Account.

         "Class A Certificate Rate" shall mean, for any Interest Period with respect to the Class A Certificates, a per annum rate equal to LIBOR plus 0.05%.

         "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

         "Class A Certificates" shall mean the Floating Rate Class A Accounts Receivable Trust Certificates, Series 2002-2.

         "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is $1,000,000,000.

         "Class A Invested Amount" for any date shall mean an amount equal to
(i) the initial principal balance of the Class A Certificates, minus (ii) the amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, for such Distribution Date, plus (iv) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates and, if the date of determination is a Distribution Date, to be applied on the current Distribution Date, in each case, for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii).

         "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.10(b) of the Agreement, as supplemented by this Series Supplement.

         "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.04(a) of the Agreement, as supplemented by this Series Supplement.

         "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.05(a) of the Agreement, as supplemented by this Series Supplement.

         "Class B Certificate Rate" shall mean, for any Interest Period with respect to the Class B Certificates, a per annum rate not to exceed LIBOR plus 1.00%.

         "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

         "Class B Certificates" shall mean the Floating Rate Class B Accounts Receivable Trust Certificates, Series 2002-2.

         "Class B Initial Invested Amount" shall mean the aggregate initial principal amount of the Class B Certificates which is $81,081,081.

         "Class B Invested Amount" for any date shall mean an amount equal to
(i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, for such Distribution Date, plus (iv) the aggregate amount of Yield Collections applied on all prior Distribution Dates and, if the date of determination is a Distribution Date, to be applied on the current Distribution Date, in each case, for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii).

         "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.10(a) of the Agreement, as supplemented by this Series Supplement.

         "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.04(b) of the Agreement, as supplemented by this Series Supplement.

         "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.05(b) of the Agreement, as supplemented by this Series Supplement.

         "Closing Date" shall mean, with respect to the Series 2002-2 Certificates, June 18, 2002.

         "Controlled Accumulation Amount" shall mean $500,000,000, or if the Transferors elect to postpone the commencement of the Controlled Accumulation Period in accordance with Section 4.13 of the Agreement, as supplemented by this Series Supplement, $1,000,000,000.

         "Controlled Accumulation Period" shall mean, with respect to the Class A Certificates, an Accumulation Period commencing at the close of business on the Accumulation Date and continuing to the earlier of (x) but not including, the commencement of the Early Amortization Period, or (y) and including, the earlier of (1) the last day of the Due Period ending in May 2005, or (2) the termination of the Trust.

         "Controlled Deposit Amount" shall mean, with respect to any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount.

         "Covered Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the date on which the Class A Invested Amount is paid in full, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (ii) the Class A Certificate Rate in effect for that period and (iii) the amount on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date.

         "CRC" shall mean Credco Receivables Corp., a Delaware corporation.

         "Deficit Controlled Accumulation Amount" shall mean, on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the sum of the Controlled Accumulation Amount for such Distribution Date plus any existing Deficit Controlled Accumulation Amount over the amount of Class A Monthly Principal deposited in the Principal Funding Account on such Distribution Date.

         "Distribution Date" shall mean the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), commencing July 15, 2002.

         "Early Amortization Period" shall mean, with respect to the Class A Certificates, the Amortization Period commencing on the earlier of (x) the Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date or (y) on the day on which a Pay Out Event occurs or is deemed to have occurred, and continuing to and including the earlier of (i) the payment in full to Class A Certificateholders of the Class A Invested Amount and to Class B Certificateholders of the Class B Invested Amount and (ii) the Series 2002-2 Termination Date.

         "Excess Spread" shall have the meaning specified in subsection 4.08(i).

         "Excess Yield Collections" shall have the meaning specified in Section 4.15.

         "Expected Final Payment Date" shall mean June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day).

         "Fixed Allocation Percentage" shall mean, on any date of determination with respect to any Distribution Date with respect to the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent of the ratio that (i) the Invested Amount as of the last day of the Revolving Period bears to (ii) the greater of (a) the Trust Principal Component on the last day of the prior Due Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date.

         "Floating Allocation Percentage" shall mean, on any date of determination with respect to any Distribution Date, the percentage equivalent of the ratio of (i) the Invested Amount on the last day of the immediately preceding Due Period to (ii) the Trust Principal Component on the last day of such immediately preceding Due Period; provided, however, that during the initial Due Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio that the amount of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount bears to the Trust Principal Component on the Series 2002-2 Cut Off Date.

         "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

         "Interest Period" shall mean, with respect to any Distribution Date, the period (a) from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) and (b) to but excluding such Distribution Date.

         "Invested Amount" shall mean, when used with respect to any date of determination, an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount.

         "Invested Percentage" shall mean, on any date of determination with respect to any Distribution Date, (a) when used with respect to Principal Collections during the Revolving Period, the Floating Allocation Percentage; (b) when used with respect to Principal Collections during the Controlled Accumulation Period or an Early Amortization Period, the Fixed Allocation Percentage; and (c) when used with respect to Yield Collections and Defaulted Receivables at any time, the Floating Allocation Percentage.

         "Investment Earnings" shall mean, with respect to a Distribution Date, all interest and other investment income (net of losses and investment expenses) earned on the funds, if any, on deposit in the Principal Funding Account since the preceding Distribution Date.

         "Investor Charge-Offs" shall mean, for any date of determination, the sum of the Class A Investor Charge-Offs and the Class B Investor Charge-Offs.

         "Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of the Default Amount for such Distribution Date and the Floating Allocation Percentage applicable for such Distribution Date.

         "LIBOR" shall mean, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (beginning on the first day of the relevant Interest Period). The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (beginning on the first day of the relevant Interest Period); provided, however, that if the banks selected as aforesaid by the Servicer are not quoting as mentioned, the rate for that day shall be the rate then in effect on such LIBOR Determination Date.

         "LIBOR Determination Date" shall mean, for any Interest Period, the second London Business Day prior to the commencement of such Interest Period (or, in the case of the initial Interest Period, the second London Business Day prior to the Closing Date).

         "London Business Day" shall mean a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Principal Funding Account" shall have the meaning specified in subsection 4.06(a) of the Agreement, as supplemented by this Series Supplement.

         "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the calendar month immediately preceding such Distribution Date or Special Payment Date.

         "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

         "Required Series 2002-2 Reserve Account Amount" shall mean, with respect to any Distribution Date on or after the Series 2002-2 Reserve Account Funding Date, an amount equal to (1) 0.5% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) or (2) any other amount designated by the Transferors (provided that, if such amount is less than the amount specified in clause (1), the Transferors, the Servicer and the Trustee shall have received written confirmation from each Rating Agency that such designation will not result in such Rating Agency's reducing or withdrawing its rating of the Class A Certificates.

         "Reserve Draw Amount" shall have the meaning specified in subsection 4.14(c).

         "Revolving Period" shall mean, with respect to the Series 2002-2 Certificates, the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Accumulation Period or an Early Amortization Period commences.

         "Series 2002-2" shall mean the Series of Certificates, the Principal Terms of which are specified in this Series Supplement.

         "Series 2002-2 Cut Off Date" shall mean the close of business on the last day of the last Due Period to end prior to the Closing Date.

         "Series 2002-2 Principal Shortfall" shall have the meaning specified in subsection 4.05(c) of the Agreement, as supplemented by this Series Supplement.

         "Series 2002-2 Reserve Account" shall have the meaning specified in subsection 4.14(a).

         "Series 2002-2 Reserve Account Funding Date" shall mean the Distribution Date with respect to the Due Period that commences three months prior to the earliest of (a) the Distribution Date with respect to the first Due Period in the Controlled Accumulation Period, (b) in the event that the average Series 2002-2 Reserve Account Funding Date Trigger for any three consecutive Due Periods ending in the April 2004 Due Period or any Due Period thereafter is less than 0.167% (which represents 2% on an annualized basis), the Distribution Date with respect to such Due Period, (c) in the event that the average Series 2002-2 Reserve Account Funding Date Trigger for any three consecutive Due Periods ending in the October 2004 Due Period or any Due Period thereafter is less than 0.25% (which represents 3% on an annualized basis), the Distribution Date with respect to such Due Period and (d) such earlier date as the Transferors may determine by written notice to the Trustee and the Servicer.

         "Series 2002-2 Reserve Account Funding Date Trigger" shall mean on any date of determination, the percentage equivalent of a fraction, the numerator of which is (i) the product of Collections, the Floating Allocation Percentage and the Yield Factor less (ii) the sum of Class A Monthly Interest and Class B Monthly Interest, less (iii) the Investor Monthly Servicing Fee, less (iv) the Investor Default Amount, and the denominator of which is the product of the Floating Allocation Percentage and the Trust Principal Component, in each case, for the preceding Due Period.

         "Series 2002-2 Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Series 2002-2 Reserve Account exceeds the Required Series 2002-2 Reserve Account Amount.

         "Series 2002-2 Termination Date" shall mean the May 2006 Distribution Date.

         "Series 2002-2 Undistributed Principal Collections" shall mean the amount, if any, equal to the product of (a) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amount of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (b) Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date.

         "Servicing Fee Percentage" shall mean 2.0% per annum.

         "Special Payment Date" shall mean each Distribution Date with respect to any Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

         "Telerate Page 3750" shall mean the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Termination Payment Date" shall mean the earlier of the Expected Final Payment Date, the first Distribution Date following the liquidation or sale of the Receivables as a result of an Insolvency Event and the occurrence of the Series 2002-2 Termination Date.

         "Yield Collections Shortfall" shall have the meaning specified in
Section 4.15.

         Section 3. Minimum Transferor Percentage and Minimum Trust Principal Component. The Minimum Transferor Percentage applicable to the Series 2002-2 Certificates shall be 15%. The Minimum Trust Principal Component with respect to the Series 2002-2 Certificates shall be $1,161,100,000.

         Section 4. Reassignment and Transfer Terms. The Series 2002-2 Certificates may be reassigned and transferred to the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 10% of the Initial Invested Amount, subject to the provisions of Section 12.02 of the Agreement.

         Section 5. Delivery and Payment for the Certificates. The Trustee shall deliver the Series 2002-2 Certificates when authenticated in accordance with
Section 6.02 of the Agreement.

         Section 6. Form of Delivery of the Series 2002-2 Certificates. The Certificates shall be delivered as provided in Section 6.11 of the Agreement.

         Section 7. Transfer of Class B Certificates; Consent to Transfer of Participation.


                  (a) On the Closing Date, all of the Class B Certificates will be issued to CRC. Prior to any transfer of a Class B Certificate by CRC to any Affiliate of a Transferor, the Transferors shall provide to the Trustee written confirmation from each Rating Agency that such transfer will not result in the downgrade or withdrawal of any rating on the Class A Certificates. Prior to any such transfer of a Class B Certificate, each Transferor shall certify to the Trustee in writing whether the proposed transferee of the Class B Certificate is an Affiliate of such Transferor, and the Trustee shall be entitled to rely conclusively on such certificate.

                  (b) The Class B Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law. No resale or other transfer of any Class B Certificate or any interest therein or participation thereof shall be made unless the Trustee, the Transfer Agent and Registrar shall have received an Officer's Certificate certifying that such resale or transfer is made (i) pursuant to an effective registration statement under the Securities Act; (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws; (iii) to a Transferor; (iv) to a person who the transferor of the Class B Certificate reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that such resale or other transfer is being made in reliance upon Rule 144A; or (v) pursuant to Regulation S under the Securities Act. Until the earlier of (i) such time as the Class B Certificates shall be registered pursuant to a registration statement filed under the Securities Act and (ii) the date one year from the later of the Closing Date and the date any Class B Certificate was acquired from a Transferor or an Affiliate of a Transferor, the Class B Certificates shall bear a legend substantially to the effect set forth in the preceding two sentences. None of the Transferors, the Transfer Agent, the Registrar or the Trustee is obligated to register the Class B Certificates under the Securities Act, or to take any other action not otherwise required under this Agreement to permit the transfer of Class B Certificates without registration.

         Notwithstanding anything to the contrary contained herein, in no event shall a Class B Certificate or any interest therein be sold, transferred, assigned, exchanged, pledged, hypothecated, participated or otherwise conveyed, or a security interest granted therein, unless the Transferors shall have consented to such transfer and delivered to the Trustee an Opinion of Counsel to the effect that the Class B Certificates, upon such transfer, will be characterized as debt or an interest in a partnership (other than a publicly traded partnership taxable as a corporation) for federal income tax purposes. The Class B Certificates shall at all times bear a legend substantially to the effect set forth in the preceding sentence.

                  (c) Each Transferor hereby covenants that it will not consent to the transfer of an interest in any participation held by CRC in the Exchangeable Transferor Certificate to any entity unless it has obtained an Opinion of Counsel that such transfer will not cause the Trust to be classified for federal income tax purposes as an association or publicly traded partnership taxable as a corporation.

                  (d) The opinion described in subsection 6.09(b) of the Agreement to the effect that the Class B Certificates will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes shall not be required to be delivered to the Trustee in connection with the original issuance of the Class B Certificates to CRC.

         Section 8. Tax Treatment. It is the intention of the Transferors and the Investor Certificateholders that the Class B Certificates (upon transfer to an entity other than a Transferor) be characterized as either indebtedness of the Transferors or an interest in a partnership (other than a publicly traded partnership taxable as a corporation) for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferors and each Class B Certificateholder by acceptance of its Class B Certificates agree to treat the Class B Certificates for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as such indebtedness or such an interest and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment.

         To the extent that the Class B Certificates are determined to represent interests in a partnership for federal income tax purposes, it is the intention of the Transferors and the Class B Certificateholders that such partnership interest represent an interest limited to a capital interest equal to (or if the Class B Certificates are sold at a discount, that accretes to) the principal balance of such Class B Certificates and a guaranteed payment at a rate equal to the Certificate Rate on such capital.

         Section 9. Article IV of the Agreement. Any provisions of Article IV of the Agreement which provide for the distribution of Collections to the Transferors on the basis of the Transferor Percentage shall continue to apply irrespective of the issuance of the Certificates. Section 4.01 of the Agreement shall read in its entirety as provided in the Agreement. Article IV of the Agreement (except for such Section 4.01) shall read in its entirety as follows and shall be applicable to the Certificates:


                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 4.02 Rights of Certificateholders. The Class A Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Class A Certificates at the times and in the amounts specified in this Agreement, (a) the Invested Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Principal Funding Account and the Series 2002-2 Reserve Account. The Class B Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make required payments with respect to such Class B Certificates at the times and in the amounts specified in this Agreement, (x) the Invested Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (y) funds on deposit in the Collection Account, the Principal Funding Account. and the Series 2002-2 Reserve Account. The undivided interests in the Trust referred to in the two immediately preceding sentences are collectively referred to for the Series 2002-2 Certificates as the "Certificateholders' Interest." The Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, the Principal Funding Account or the Series 2002-2 Reserve Account, except as specifically provided in this Article IV.

         SECTION 4.03 Collections and Allocation. (a) Collections. The Servicer shall apply or shall instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV.

         (b) Allocations of Collections and Payments. On each Date of Processing, the Servicer shall determine whether a Pay Out Event has occurred or is deemed to have occurred with respect to the Certificates, and the Servicer shall allocate Collections with respect to such Date of Processing as follows:

         (i) During the Revolving Period. Allocate to the Certificateholders' Interest (x) an amount equal to the Floating Allocation Percentage as of the last day of the prior Due Period of the Principal Collections for such Date of Processing, which amount shall be treated as Excess Principal Collections and shall be deposited into the Collection Account as and when required pursuant to subsection 4.01(g) and (y) an amount equal to the Floating Allocation Percentage as of the last day of the prior Due Period of the Yield Collections for such Date of Processing and deposit such amount into the Collection Account as and when required pursuant to subsection 4.01(g);

         (ii) During the Controlled Accumulation Period and any Early Amortization Period. Allocate to the Certificateholders' Interest (x) an amount equal to the Fixed Allocation Percentage as of the last day of the prior Due Period of the Principal Collections for such Date of Processing and deposit such amount into the Collection Account as and when required pursuant to subsection 4.01(g), and (y) an amount equal to the Floating Allocation Percentage as of the last day of the prior Due Period of the Yield Collections for such Date of Processing and deposit such amount into the Collection Account as and when required pursuant to subsection 4.01(g);

         (iii) Allocations and Payments to the Holder of the Exchangeable Transferor Certificate. Amounts to be allocated to the Holders of the Exchangeable Transferor Certificate and payments with respect thereto shall be determined and made only as provided in subsection 4.01(d).

         (c) Additional Amounts.

         (i) The allocations to be made pursuant to subsection 4.03(b) also apply to deposits into the Collection Account that are treated as Collections, payments made by the Transferors pursuant to subsection 2.04(d) and payments made by the Servicer pursuant to Section 3.03, and, in certain circumstances, net reinvestment income on the Collection Account. Such deposits to be treated as Collections will be allocated as Yield Collections or Principal Collections as indicated in this Agreement.

         (ii) The amounts paid by the Transferors pursuant to subsection 2.04(e), Adjustment Payments, proceeds from the sale, disposition or liquidation of the Receivables pursuant to Sections 9.02, 10.02, 12.01 or 12.02 and Section 4 of the related Supplement and amounts obtained by the Trustee pursuant to any demand on any letter of credit, surety bond or other similar instrument delivered pursuant to subsection 14(a) of the related Supplement or from any funds deposited with the Trustee pursuant to subsection 14(b) of the related Supplement, shall be allocated to the Certificateholders' Interest and allocated as Yield Collections or Principal Collections as provided in the Agreement.

         SECTION 4.04 Determination of Monthly Interest for the Certificates.
(a) The amount of monthly interest distributable from the Collection Account with respect to the Class A Certificates ("Class A Monthly Interest") on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate, (ii) the outstanding principal balance of the Class A Certificates as of the related Record Date and (iii) a fraction, the numerator of which is the actual number of days in the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360.

         (b) The amount of monthly interest distributable from the Collection Account with respect to the Class B Certificates ("Class B Monthly Interest") on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate, (ii) the Class B Invested Amount as of the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) and (iii) a fraction, the numerator of which is the actual number of days in the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360.

         SECTION 4.05 Determination of Monthly Principal for the Certificates.
(a) The amount of monthly principal (the "Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date beginning with the earlier to occur of
(i) the first Special Payment Date of the Class A Certificates, if any, (ii) the first Distribution Date to occur with respect to the Controlled Accumulation Period and (iii) the Termination Payment Date, shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day such Pay Out Event occurred to the end of such Due Period, (ii) the amount, if any, of Series 2002-2 Undistributed Principal Collections for such Distribution Date, and (iii) any reimbursement of the current Due Period's Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs; provided, however, that for each Distribution Date with respect to the Controlled Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Deposit Amount for such Distribution Date; and provided further that with respect to any Distribution Date, Class A Monthly Principal may not exceed the Class A Invested Amount.

         (b) The amount of monthly principal distributable from the Collection Account with respect to the Class B Certificates (the "Class B Monthly Principal") on each Distribution Date, beginning with the Distribution Date on which the Class A Certificates are paid in full, shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day such Pay Out Event occurred to the end of such Due Period, plus (ii) the amount, if any, of Series 2002-2 Undistributed Principal Collections for such Distribution Date, plus (iii) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class B Investor Charge-Offs, minus (iv) Class A Monthly Principal, if any, with respect to such Distribution Date; provided, however, that with respect to any Distribution Date, Class B Monthly Principal may not exceed an amount equal to the Class B Invested Amount.

         (c) With respect to any Distribution Date related to any Accumulation Period or Amortization Period, if (a) the sum of (x) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, (y) the amount, if any, of Series 2002-2 Undistributed Principal Collections for such Distribution Date, and (z) any reimbursement of the current Due Period's Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs shall exceed (b) the sum of (i) Class A Monthly Principal and (ii) Class B Monthly Principal with respect to any Distribution Date, then such excess amount shall be treated as Excess Principal Collections. The Series 2002-2 Principal Shortfall with respect to any Distribution Date related to the Controlled Accumulation Period shall be the Deficit Controlled Accumulation Amount, if any, for such Distribution Date. If, with respect to a Distribution Date related to any Early Amortization Period, the sum of the Class A Monthly Principal and the Class B Monthly Principal, is less than the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount, the amount of such shortfall shall be the Series 2002-2 Principal Shortfall with respect to such Distribution Date.

         SECTION 4.06 Establishment of the Principal Funding Account for the Certificates. (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution (which initially shall be The Bank of New York) a segregated trust account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, the institution at which the Principal Funding Account is maintained ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall, within five Business Days, establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Certificates, the "Principal Funding Account" for all purposes hereof.

         (b) On each Distribution Date with respect to the Controlled Accumulation Period and with respect to any Special Payment Date, the Servicer shall withdraw from the Principal Funding Account and deposit in the Collection Account an amount equal to the Investment Earnings with respect to such Distribution Date or Special Payment Date. Investment Earnings (including reinvested interest) shall not be considered to be principal amounts on deposit in the Principal Funding Account for purposes hereof.

         (c) Any funds on deposit in the Principal Funding Account prior to the Expected Final Payment Date shall be invested by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) at the direction of the Servicer in Eligible Investments.

         (d) Pursuant to the authority granted to the Servicer in subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out of the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Sections 5.01 and 6.06, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

         SECTION 4.07 [RESERVED]

         SECTION 4.08 Application of Funds on Deposit in the Collection Account for the Certificates. On each Determination Date, the Servicer shall instruct the Trustee to withdraw or retain, and on the succeeding Distribution Date the Trustee acting in accordance with such instructions shall withdraw or retain, the amounts required to be withdrawn from or retained in the Collection Account pursuant to subsections 4.08(a) through 4.08(j). The distributions to be made to the Class B Certificateholders pursuant to this Section 4.08 shall be subject to subsection 4.09(b) hereof.

         (a) Class A Monthly Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account for distribution to the Class A Certificateholders to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date, an amount equal to Class A Monthly Interest for such Distribution Date plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date or Special Payment Date plus any additional interest at the Class A Certificate Rate plus 2% per annum with respect to interest amounts that were due but not paid on a prior Distribution Date or Special Payment Date. Interest on the Class A Certificates for any Distribution Date shall be calculated on the basis of the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and a 360-day year.

         (b) Class B Monthly Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account for distribution to the Class B Certificateholders to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date after giving effect to the withdrawal pursuant to subsection 4.08(a), an amount equal to Class B Monthly Interest for such Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date plus any additional interest at the Class B Certificate Rate plus 2% per annum with respect to interest amounts that were due but not paid on a prior Distribution Date. Interest on the Class B Certificates for any Distribution Date shall be calculated on the basis of the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and a 360-day year.

         (c) Investor Monthly Servicing Fee. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account, to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date after giving effect to the withdrawals pursuant to subsections 4.08(a) and (b), an amount equal to the Investor Monthly Servicing Fee for such Distribution Date plus any Investor Monthly Servicing Fee due with respect to any prior Due Periods but not distributed to the Servicer, and distribute such amount to the Servicer (unless such amounts shall have been previously netted against deposits to the Collection Account).

         (d) Reimbursement of Class A Investor Charge-Offs. Class A Investor Charge-Offs shall be reimbursed as follows: On each Distribution Date, the Trustee, acting in accordance with instructions of the Servicer, shall set aside and retain in the Collection Account, to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date after giving effect to the withdrawals pursuant to subsections 4.08(a), (b) and (c), an amount equal to unreimbursed Class A Investor Charge-Offs, if any, which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates relating to the Revolving Period, and thereafter will be set aside and retained in the Collection Account and treated as a part of Class A Monthly Principal during any Early Amortization Period or Controlled Accumulation Period and applied in accordance with subsection 4.08(j).

         (e) Investor Default Amount. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall set aside and retain in the Collection Account, to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date, after giving effect to subsections 4.08(a), (b), (c), and (d), an amount equal to the aggregate Investor Default Amount for such Distribution Date which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates relating to the Revolving Period, and thereafter will be set aside and retained in the Collection Account and treated as a part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period and applied in accordance with subsection 4.08(j) or, if applicable, will be set aside and retained in the Collection Account and be applied as part of Class B Monthly Principal as provided in subsection 4.08(j).

         (f) Unpaid Class B Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account for distribution to the Class B Certificateholders to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date, after giving effect to subsections 4.08(a), (b), (c), (d) and (e), an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been paid to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date plus any additional interest at the Class B Certificate Rate plus 2% per annum with respect to such interest amounts that were due but not paid to Class B Certificateholders on any previous Distribution Date. Interest on the Class B Certificates for any Distribution Date shall be calculated on the basis of the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and a 360-day year.

         (g) Reimbursement of Class B Investor Charge-Offs. Class B Investor Charge-Offs shall be reimbursed as follows: on each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall set aside and retain in the Collection Account to the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date, after giving effect to subsections 4.08(a), (b), (c), (d), (e) and (f), an amount equal to unreimbursed Class B Investor Charge-Offs, if any, which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates with respect to the Revolving Period and thereafter will be set aside and retained in the Collection Account and treated as a part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period and applied in accordance with subsection 4.08(j) or, if applicable, will be set aside and retained in the Collection Account and be applied as part of Class B Monthly Principal as provided in subsection 4.08(j).

         (h) Funding of Series 2002-2 Reserve Account. To the extent funds are available from the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date, after giving effect to subsections 4.08(a), (b), (c), (d), (e), (f) and (g), on each Distribution Date from and after the Series 2002-2 Reserve Account Funding Date, but prior to the date on which the Series 2002-2 Reserve Account terminates pursuant to subsection 4.14(f), an amount up to the excess, if any, of the Required Series 2002-2 Reserve Account Amount over the Available Series 2002-2 Reserve Account Amount shall be deposited into the Series 2002-2 Reserve Account.

         (i) Excess Yield Collections. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and allocate and distribute, to the extent that such amount shall be available, an amount ("Excess Spread") equal to the Floating Allocation Percentage of Yield Collections for the Due Period immediately preceding such Distribution Date remaining after giving effect to subsections 4.08(a) through (h) above (A) to the Holders of the Exchangeable Transferor Certificate or (B) to other Excess Allocation Series in accordance with the terms of Section 4.15.

         (j) Principal. (A) For each Distribution Date with respect to the Revolving Period, the remaining funds on deposit in the Collection Account with respect to such Distribution Date will be treated as Excess Principal Collections and applied as provided in subsection 4.01(f).

         (B) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution Date will be distributed in the following priority:

         (i) an amount equal to Class A Monthly Principal for such Distribution Date plus the amount of Excess Principal Collections allocated to the Series 2002-2 Certificates in accordance with Section 4.12, will be deposited into the Principal Funding Account;

         (ii) an amount equal to Class B Monthly Principal for such Distribution Date plus the amount of Excess Principal Collections allocated to the Series 2002-2 Certificates in accordance with Section 4.12 (to the extent that such Excess Principal Collections remain after clause (i) above), will be distributed pursuant to subsection 4.09(a)(iv); and

         (iii) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal Collections and applied as provided in subsection 4.01(f);

provided that, with respect to the amounts distributable pursuant to clauses (i) and (ii) above, Excess Principal Collections shall be available to make such distributions only to the extent of the Excess Principal Collections allocated to the Series 2002-2 Certificates.

         SECTION 4.09 Distributions to Certificateholders. (a) The Servicer shall make or shall cause the Trustee to make the following distributions at the following times and in the following priority from the Collection Account and the Principal Funding Account:

         (i) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, the amount provided in subsection 4.08(a) shall be distributed by the Servicer or the Trustee to the Paying Agent for payment to the Class A Certificateholders;

         (ii) on each Distribution Date, the amount provided in subsections 4.08(b) and 4.08(f) shall be distributed by the Servicer or the Trustee to the Paying Agent for payment to the Class B Certificateholders;

         (iii) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date, shall be distributed by the Servicer or the Trustee to the Paying Agent for payment to the Class A Certificateholders and any funds remaining in the Principal Funding Account after the Class A Certificates have been paid in full shall be withdrawn by the Trustee from the Principal Funding Account and deposited in the Collection Account; and

         (iv) on each Special Payment Date and on the Expected Final Payment Date on and after the Class A Certificates have been paid in full, all amounts on deposit in the Collection Account, up to a maximum amount on any such date equal to the unpaid Class B Invested Amount on such date, shall be distributed by the Servicer or the Trustee to the Paying Agent for payment to the Class B Certificateholders.

         (b) The distributions to be made pursuant to this Section 4.09 and
Section 4.08 are subject to the provisions of subsection 2.04(e) and Sections 9.02, 10.01, 12.01 and 12.02 and Section 4 of the related Supplement.

         SECTION 4.10 Investor Charge-Offs. (a) If, on any Distribution Date, the Floating Allocation Percentage of Yield Collections on deposit in the Collection Account remaining after the withdrawals and retentions required pursuant to subsections 4.08(a), (b), (c) and (d) is less than the Investor Default Amount for such Distribution Date, the Class B Invested Amount will be reduced by the amount by which such Investor Default Amount exceeds such remaining Yield Collections (a "Class B Investor Charge-Off").

         (b) In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). To the extent that on any subsequent Distribution Date there remains any Floating Allocation Percentage of Yield Collections on deposit in the Collection Account after giving effect to subsections 4.08(a), (b) and (c), the Servicer will apply such excess Yield Collections as provided in subsection 4.08(d) to reimburse the aggregate amount of Class A Investor Charge-Offs not previously reimbursed, up to the amount so available.

         (c) To the extent that on any subsequent Distribution Date there remains any Floating Allocation Percentage of Yield Collections on deposit in the Collection Account after giving effect to subsections 4.08(a), (b), (c),
(d), (e) and (f), the Servicer will apply such excess Yield Collections as provided in subsection 4.08(g) to reimburse the aggregate amount of Class B Investor Charge-Offs not previously reimbursed, up to the amount so available.

         SECTION 4.11 Servicer Permitted to Make Net Deposits. For so long as TRS is the Servicer and TRS is entitled to remit Collections to the Collection Account on a monthly basis, TRS may make remittances to the Collection Account net of amounts to be distributed to TRS as Servicer or the Holder of the Exchangeable Transferor Certificate; provided, however, that TRS as Servicer shall pay amounts due to the Holder of the Exchangeable Transferor Certificate pursuant to Section 4.01(d) of this Agreement. Nonetheless, TRS as Servicer shall account for all of such remittances and distributions in the Monthly Servicer's Certificate as if all such amounts were deposited and/or distributed separately.

         SECTION 4.12 Excess Principal Collections. Excess Principal Collections allocated to the Series 2002-2 Certificates for any Distribution Date pursuant to subsection 4.01(f) and available for distribution to the Certificateholders pursuant to subsection 4.08(j)(B) shall mean an amount equal to the product of
(x) Undistributed Principal Collections on deposit in the Collection Account for such Distribution Date and (y) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amount of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts). For any Distribution Date with respect to the Revolving Period, Excess Principal Collections allocated to the Series 2002-2 Certificates shall be zero.

         SECTION 4.13. Controlled Accumulation Period Postponement. The Controlled Accumulation Period is scheduled to commence at the close of business on the Accumulation Date; provided, however, that if the Accumulation Period Length (determined as described below) shall equal one on the Determination Date immediately preceding the January 2005 Distribution Date, then, upon notice to the Trustee, the Servicer, and the Rating Agency, the Transferors, at their option, may elect to postpone the Accumulation Date to the last day of the Due Period ending in April 2005, and the Controlled Accumulation Period shall commence at the close of business on the last day of the Due Period ending in April 2005. On the Determination Date immediately preceding the January 2005 Distribution Date, the Servicer will determine the "Accumulation Period Length," which will be equal to one if:

         [(A) times (B)] + [(A) times (C)] + [(A) times (D)] is greater than
(E), where:

(A) = the product of (i) the lowest monthly payment rate on the Accounts for the previous twelve Due Periods and (ii) the Trust Principal Component on such Determination Date.

(B) = a fraction, the numerator of which is equal to the sum of the Invested Amounts of all outstanding Series other than the Series 2002-2 Certificates (including all classes of all such outstanding Series) which are expected to be in their respective revolving periods during the Due Period preceding the Expected Final Payment Date and which provide for Principal Collections to be treated as Excess Principal Collections allocable to other Series, and the denominator of which is equal to the Trust Principal Component on such Determination Date.

(C) = a fraction, the numerator of which is equal to the sum of the Class A Invested Amount and Class B Invested Amount, and the denominator of which is equal to the sum of the Invested Amounts of all outstanding Series including the Series 2002-2 Certificates (including all classes of such outstanding Series) which are expected to no longer be in their respective revolving periods during the Due Period preceding the Expected Final Payment Date.

(D) = a fraction, the numerator of which is equal to the sum of the Class A Invested Amount and Class B Invested Amount, and the denominator of which is the Trust Principal Component on such Determination Date.

(E) =    the Class A Invested Amount.

         SECTION 4.14 The Series 2002-2 Reserve Account. (a) The Trustee shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Class A Certificateholders, a trust account at an Eligible Institution (the "Series 2002-2 Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders. The Series 2002-2 Reserve Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2002-2 Reserve Account and in all proceeds thereof. The Series 2002-2 Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Class A Certificateholders. If at any time the depositary institution at which the Series 2002-2 Reserve Account is maintained ceases to be an Eligible Institution, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency shall consent) establish a new Series 2002-2 Reserve Account at an Eligible Institution, and shall transfer any cash or any investments to such new Series 2002-2 Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Series 2002-2 Reserve Account from time to time in an amount up to the Available Series 2002-2 Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Distribution Date (from and after the Series 2002-2 Reserve Account Funding Date) prior to the termination of the Series 2002-2 Reserve Account make a deposit into the Series 2002-2 Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.08(h).

         (b) Funds on deposit in the Series 2002-2 Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Series 2002-2 Reserve Account on any Distribution Date, after giving effect to any withdrawals from the Series 2002-2 Reserve Account on such Distribution Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Distribution Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Series 2002-2 Reserve Account shall be retained in the Series 2002-2 Reserve Account (to the extent that the Available Series 2002-2 Reserve Account Amount is less than the Required Series 2002-2 Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Yield Collections of allocable to Series 2002-2. For purposes of determining the availability of funds or the balance in the Series 2002-2 Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

         (c) On the Determination Date preceding each Distribution Date with respect to the Controlled Accumulation Period and the first Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the amount of Investment Earnings with respect to such Distribution Date or Special Payment Date; provided that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Series 2002-2 Reserve Account under subsection 4.08(h) with respect to such Distribution Date or Special Payment Date.

         (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Series 2002-2 Reserve Account Amount, shall be withdrawn from the Series 2002-2 Reserve Account on the related Distribution Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in amounts distributable on such Distribution Date pursuant to
Section 4.09.

         (e) In the event that the Series 2002-2 Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to, and withdrawals from, the Series 2002-2 Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Series 2002-2 Reserve Account, and pay to the Holders of the Exchangeable Transferor Certificate an amount equal to such Series 2002-2 Reserve Account Surplus.

         (f) Upon the earliest to occur of (i) the day on which the Class A Invested Amount is paid in full to the Class A Certificateholders, (ii) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 2002-2, (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date, and (iv) the termination of the Trust pursuant to the Agreement, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Class A Certificateholders which are payable from the Series 2002-2 Reserve Account as provided herein, shall withdraw from the Series 2002-2 Reserve Account and pay to the Holders of the Exchangeable Transferor Certificate all amounts, if any, on deposit in the Series 2002-2 Reserve Account, and the Series 2002-2 Reserve Account shall be deemed to have terminated for purposes of the related Supplement.

         SECTION 4.15 Excess Allocation Series. Series 2002-2 shall be an Excess Allocation Series. On each Distribution Date, (a) the Trustee, acting in accordance with instructions from the Servicer, shall allocate the aggregate amount for all outstanding Excess Allocation Series that the Series Supplements related to such Series specify are to be treated as Excess Spread for such Distribution Date (collectively, "Excess Yield Collections") pro rata in proportion to the respective Yield Collections Shortfalls (as such term is defined below with respect to Series 2002-2 and in the Series Supplement for each other Excess Allocation Series), if any, of such Excess Allocation Series and (b) the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and pay to the Holders of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of
(x) the Excess Yield Collections for such Distribution Date over (y) the aggregate amount of Yield Collections Shortfalls for such Distribution Date; provided, however, that the sharing of Excess Yield Collections among Excess Allocation Series will cease if the Transferors shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferors, the continued sharing of Excess Yield Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Transferors or any Account Originator. Following the delivery of such an Officer's Certificate to the Trustee, there will not be any further sharing of Excess Yield Collections among Excess Allocation Series. The "Yield Collections Shortfall" for Series 2002-2 for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, with respect to the Class A Certificates pursuant to subsections 4.08(a), (b),
(d) and (e) on such Distribution Date over (b) the sum of (i) if such Due Period relates to a Distribution Date with respect to the Controlled Accumulation Period or Early Amortization Period, the amount of Investment Earnings, if any, with respect to such Distribution Date and (ii) the amount of funds, if any, to be withdrawn from the Series 2002-2 Reserve Account which, pursuant to subsection 4.14(d), are distributable on such Distribution Date pursuant to
Section 4.09.

                               [END OF ARTICLE IV]

         Section 10. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows:

                                    ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

         SECTION 5.01 Distributions. (a) On each Distribution Date, each Special Payment Date, the Expected Final Payment Date and the Termination Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.02 respecting a final distribution) such Class A Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Class A Certificateholder) of the amounts payable to the Class A Certificateholders pursuant to subsections 4.09(a)(i) and (iii).

         (b) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.02 respecting a final distribution) such Class B Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Class B Certificateholder) of the amounts payable to the Class B Certificateholders pursuant to Section 4.09
(a) (ii).

         (c) On and after the date on which the Class A Certificateholders have been paid in full, on each Special Payment Date and the Termination Payment Date, the Paying Agent shall distribute to each Class B Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.02 respecting a final distribution) such Class B Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Class B Certificateholder) of the amounts payable to the Class B Certificateholders pursuant to subsection 4.09(a)(iv).

         (d) Except as provided in Section 12.02 with respect to a final distribution, distributions to Certificateholders hereunder shall be made by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any such Certificate or the making of any notation thereon; provided, however, that with respect to such Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

         SECTION 5.02 Statements to Certificateholders. On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Certificateholder a statement substantially in the form of Exhibit C prepared by the Servicer setting forth certain information relating to the Trust and the Certificates.

         On or before January 31 of each calendar year, beginning with calendar year 2003, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Certificateholder of Series 2002-2, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Certificateholders, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder of such Series, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Certificateholders of such Series to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                               [END OF ARTICLE V]

         Section 11. Pay Out Events. (a) If any one of the events specified in
Section 9.01 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur during either the Revolving Period or the Controlled Accumulation Period with respect to the Series 2002-2 Certificates:

                  (i) failure on the part of a Transferor or TRS (a) to make any payment or deposit on the date required under the Agreement, this Series Supplement or the RFC Receivable Purchase Agreement, as applicable (or within the applicable grace period which will not exceed five Business Days), (b) duly to observe or perform in any material respect the covenant of such Transferor or TRS not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of such Transferor or TRS in the Agreement or, to the extent assigned to the Trust, in the RFC Receivable Purchase Agreement, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice to such Transferor or TRS, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period; provided, however, that a Pay Out Event described in clause (b) or (c) shall not be deemed to occur if such Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (ii) any representation or warranty made by a Transferor in the Agreement or this Series Supplement or any representation or warranty made by TRS in the RFC Receivable Purchase Agreement or any information required to be given by a Transferor or the Servicer to the Trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice to such Transferor or the Servicer, as applicable, and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if such Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

                  (iii) there will have been three consecutive Distribution Dates on which the Class B Invested Amount is less than the Initial Class B Invested Amount;

                  (iv) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

                  (v) on any Determination Date, the Class B Invested Amount as of the last day of the prior Due Period is less than 2% of the Class A Invested Amount as of the last day of the prior Due Period;

then (A) in the case of any event described in clause (i), (ii) or (iv), a Pay Out Event will be deemed to have occurred with respect to the Series 2002-2 Certificates only if, after any applicable grace period described in the clauses, either the Trustee or the Series 2002-2 certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount of such Series, by written notice to the Transferors and the Servicer (and to the Trustee, if given by such certificateholders) declare that a Pay Out Event has occurred as of the date of such notice; and (B) in the case of any event described in Section 9.01 of the Agreement, a Pay Out Event with respect to all Series, and in the case of any event described in clause (iii) or (v), a Pay Out Event with respect to only the Series 2002-2 Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event.

         (b) In the case of any event described in the first sentence of Section 9.01(a) of the Agreement, if after 90 days from the Publication Date, the Trustee shall not have received written instructions of (i) Certificateholders representing Undivided Interests aggregating in excess of 50% of each of the Class A Invested Amount and the Class B Invested Amount (other than any holder who is the subject of the bankruptcy or insolvency which resulted in a Pay Out Event) and (ii) holders representing Undivided Interests aggregating in excess of 50% of the Transferor Interest (other than any holder who is the subject of the bankruptcy or insolvency which resulted in a Pay Out Event), to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth in the Agreement, the Trustee shall instruct the Servicer to proceed to sell, dispose of or otherwise liquidate the Receivables as provided in the third sentence of Section 9.01(a) of the Agreement.

         Section 12. Global Offering of Class A Certificates. The Class A Certificates may be held by Investor Certificateholders through The Depository Trust Company in the United States or Clearstream Luxembourg or the Euroclear System in Europe. Application will be made by the Transferors to list the Class A Certificates on the Luxembourg Stock Exchange.

         In addition to the Paying Agent listed in Section 6.06 in the Agreement, with respect to the Class A Certificates the following co-Paying Agents are also appointed: Deutsche Bank Luxembourg S.A., Boulevard Konrad Adenauer 2, Luxembourg ("Deutsche Bank Luxembourg") and The Bank of New York (London), 46 Berkeley Street, London, WIX-6AA, England. Deutsche Bank Luxembourg shall also serve as co-Transfer Agent and co-Registrar, so long as the Class A Certificates are outstanding. Deutsche Bank Luxembourg shall also serve as listing agent for the Class A Certificates on the Luxembourg Stock Exchange (the "Listing Agent").

         Notices to Class A Certificateholders pursuant to the Agreement will be given by publication in a daily newspaper in Luxembourg (which initially shall be the Luxemburger Wort). In the event that Definitive Certificates are issued, notices to Class A Certificateholders will also be given by mail to the addresses of such holders as they appear in the Certificate Register.

         Section 13. Series Specific Transferor Covenants. Each Transferor hereby covenants and agrees, for so long as the Series 2002-2 Certificates remain outstanding and Moody's or Standard & Poor's shall be a "Rating Agency," as follows:

         (a) such Transferor shall not assume or guarantee the liabilities of any other entity;

         (b) such Transferor shall observe all corporate formalities in connection with all dealings between itself and its affiliates;

         (c) such Transferor shall pay its own liabilities and expenses with its own funds, and not those of its parent;

         (d) such Transferor shall only cause certificates to be issued by other trusts which may be formed by it and shall only issue indebtedness secured or collateralized by accounts receivable if Moody's and Standard & Poor's shall have confirmed in writing that any such issuance will not result in a downgrade or withdrawal of Moody's or Standard & Poor's rating of any outstanding certificates issued by trusts formed by such Transferor or outstanding indebtedness of such Transferor secured or collateralized by accounts receivable; and

         (e) Such Transferor shall, for as long as the Class A Certificates are listed on the Luxembourg Stock Exchange, cause each Monthly Servicer's Certificate to be filed with the Luxembourg Stock Exchange, for so long as required by the Luxembourg Stock Exchange.

         Section 14. Remittance Processing Procedures. (a) In the event that TRS is acting as Servicer and the short-term credit rating of TRS is reduced below A-1 by Standard & Poor's or P-1 by Moody's, the Trustee shall, at the close of business on the fifth Business Day following notification to the Trustee of such downgrade, complete and deliver the Lock Box Notices to the Remittance Banks; provided, however, that in the event that within such five Business Day period (or such longer period as Standard & Poor's and Moody's shall notify the Trustee is the period within which the following arrangements may be put into place without causing Standard & Poor's and Moody's to downgrade or withdraw their respective ratings of the Class A Certificates, in which case the Trustee shall not deliver the Lock Box Notices until the expiration of such period), there shall have been delivered by TRS to the Trustee for the benefit of Investor Certificateholders either:

                  (i) (a) a letter of credit, surety bond or other similar instrument acceptable to Standard & Poor's and Moody's providing that an amount equal to 4% of the initial Invested Amount is available thereunder to the Trustee in the event that TRS as Servicer fails to deposit funds into the Collection Account as required under the Agreement, and (b) opinions of counsel acceptable to Standard & Poor's and Moody's substantially to the effect that such letter of credit, surety bond or other instrument is a legal, valid and binding obligation of the issuer thereof and that any funds obtained by the Trustee thereunder would not constitute an avoidable transfer of TRS under Section 547 of the Bankruptcy Code; or

                  (ii) (a) cash in the amount of 4% of the initial Invested Amount (the "Deposit"), which funds will be deposited into a segregated trust account held in the name of the Trustee for the benefit of Investor Certificateholders and shall be available to the Trustee in the event that TRS as Servicer fails to deposit funds into the Collection Account as required under the Agreement, (b) opinions of counsel acceptable to Standard & Poor's and Moody's substantially to the effect that such funds would not be considered property of TRS' bankruptcy estate, that the deposit of such funds with the Trustee would not constitute an avoidable transfer of TRS under Section 547 of the Bankruptcy Code and that Section 362(a) of the Bankruptcy Code would not apply to stay the withdrawal by the Trustee of such funds from such account, and (c) an Opinion of Counsel substantially in the form of Exhibit L to the Agreement; or

                  (iii) written confirmation from Standard & Poor's and Moody's that other arrangements satisfactory to them have been put into place,

then the Trustee shall not complete or deliver the Lock Box Notices to the Remittance Banks and the Lock Box Letters shall be cancelled and of no force and effect and shall be returned by the Trustee to TRS. In the event that the Lock Box Notices shall have been delivered by the Trustee, such Lock Box Notices shall be cancelled by the Trustee and of no further force and effect from and after such time as TRS shall have put other arrangements into place and delivered to the Trustee written confirmation from Standard & Poor's of the ratings of the Class A Certificates.

         (b) The Trustee agrees that, in the event that the Trustee is required to deliver the Lock Box Notices pursuant to subsection 14(a) above to the Remittance Banks, the Trustee shall provide in such notices that TRS, as Servicer, shall continue to have the right, on behalf of the Trustee, to instruct the Remittance Banks as to transfers and withdrawals to be made from the accounts subject to the Lock Box Letters. The Trustee may only revoke this right of TRS, as Servicer, in connection with the termination and replacement of TRS as Servicer hereunder. There shall be remitted to TRS daily all funds on deposit in each account subject to the Lock Box Letters which are identified by the Servicer as not being payments made by Obligors in respect of Accounts. As provided in Section 4.01(d) of the Agreement, the Servicer shall continue to allocate to the Holders of the Exchangeable Transferor Certificate the amounts allocable to such Holders pursuant to such Section 4.01(d) or pursuant to any Supplement and such amounts shall not be deposited into the Collection Account but shall be paid as collected to the Holders of the Exchangeable Transferor Certificate. Payments by Obligors in respect of Accounts to be distributed to Certificateholders shall be remitted directly from accounts subject to the Lock Box Letters to the Collection Account, subject, however, to distribution on a daily basis to the Transferors as provided in and pursuant to Section 4.01(g) of the Agreement.

         Section 15. Ratification of Master Pooling and Servicing Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

         Section 16. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 17. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 18. Certain Accounting Related Amendments. In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or this Series Supplement, the Agreement or this Series Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Investor Certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from American Express Centurion Bank to a bankruptcy-remote special purpose entity and from that entity to the Trustee; provided that the Transferors shall have delivered a Tax Opinion on the date of such amendment. Promptly after the effectiveness of any amendment pursuant to this Section 18, the Transferors shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

         Section 19. Additional Representations and Warranties of the Transferors. Each Transferor for itself only hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Series Supplement. Such representations and warranties speak of the date that the Collateral (as defined below) is transferred to the Trustee but shall not be waived by any of the parties to this Series Supplement unless each Rating Agency shall have notified the Transferors, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (a) The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee in the Receivables described in Section 2.01 of the Agreement (the "Collateral"), which security interest is prior to all other liens (except as otherwise provided in the Agreement), and is enforceable as such against creditors of and purchasers from such Transferor.

                  (b) The Collateral constitutes "accounts" within the meaning of the applicable UCC.

                  (c) At the time of its transfer of any Collateral to the Trustee pursuant to the Agreement, such Transferor owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.

                  (d) Such Transferor has caused or will have caused, within ten
         (10) days of the initial execution of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Trustee pursuant to the Agreement.

                  (e) Other than the security interest granted to the Trustee pursuant to the Agreement, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. Such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trustee pursuant to the Agreement or that has been terminated. Such Transferor is not aware of any judgment or tax lien filings against such Transferor.

         Section 20. Investments. The Trustee shall hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that
(i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York, and (viii) such securities intermediary's jurisdiction for purposes of the Uniform Commercial Code shall be the State of New York. The Trustee shall maintain possession of each other Eligible Investment in the State of New York, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Series Supplement, the Trustee shall not hold any Eligible Investment through an agent except as expressly permitted by this Section 20. Each term used in this Section 20 and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

         Section 21. Account Additions Pursuant to Subsection 2.06(c)(vii) of the Agreement. For purposes of this Series Supplement, subsection 2.06(c)(vii) of the Agreement shall provide as follows:

         "(vii) The Rating Agencies shall have received ten (10) Business Days notice of such proposed addition of Additional Accounts; in the event that Additional Accounts are being added pursuant to subsection 2.06(b), the Transferors shall have received written confirmation from Moody's (if Moody's shall then be a Rating Agency) that such addition would not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates; and, in the event that the number of Additional Accounts or the dollar amount of Receivables designated with respect to any three consecutive Due Periods would exceed 15% of the number of Accounts or of the total Receivables, respectively, as of the first day of the calendar year during which such Due Periods commence or the number of Additional Accounts or the dollar amount of Receivables designated during any such calendar year would exceed 20% of the number of Accounts or of the total Receivables, respectively, as of the first day of such calendar year, the Transferors shall have received written confirmation from Standard & Poor's, (if Standard & Poor's shall then be a Rating Agency) that such addition would not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates."

         IN WITNESS WHEREOF, the Transferors, the Servicer and the Trustee have caused this Series 2002-2 Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                         AMERICAN EXPRESS RECEIVABLES
                                                FINANCING CORPORATION,
                                                as Transferor


                                         By
                                           -------------------------------------
                                         Name:  John D. Koslow
                                         Title:   Vice President and Treasurer


                                         AMERICAN EXPRESS CENTURION BANK,
                                                as Transferor


                                         By
                                           -------------------------------------
                                         Name:  Maureen A. Ryan
                                         Title:   Assistant Treasurer


                                         AMERICAN EXPRESS TRAVEL RELATED
                                                SERVICES COMPANY, INC.,
                                                as Servicer


                                         By
                                           -------------------------------------
                                         Name:  John D. Koslow
                                         Title:   Assistant Treasurer


                                         THE BANK OF NEW YORK,
                                                as Trustee


                                         By
                                           -------------------------------------
                                         Name:  Catherine L. Cerilles
                                         Title:   Assistant Vice President





                   [Signature Page - Series 2002-2 Supplement]

                                                                EXHIBIT A TO THE
                                                        SERIES 2002-2 SUPPLEMENT



         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           $
      ---                                                         -------------

Registered                                               CUSIP No.
                                                                  -------------

                          AMERICAN EXPRESS MASTER TRUST
                    FLOATING RATE CLASS A ACCOUNTS RECEIVABLE
                        TRUST CERTIFICATE, SERIES 2002-2

         Each $1,000 minimum denomination represents a 1/1,000,000th interest in the Series 2002-2 Class A Certificateholders' undivided interest in the American Express Master Trust.

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of the pay in full portion of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) Accounts.

         (Not an interest in or recourse obligation of American Express Receivables Financing Corporation, American Express Centurion Bank, American Express Travel Related Services Company, Inc. ("TRS"), American Express Company or any of their affiliates.)

         This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of an Undivided Interest in the American Express Master Trust (the "Trust") issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto), by and among American Express Centurion Bank, as transferor and American Express Receivables Financing Corporation, as transferor (together, the "Transferors"), TRS, as Servicer (in such capacity, the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), and the Series 2002-2 Supplement, dated as of June 18, 2002, among the Transferors, the Servicer and the Trustee. The corpus of the Trust consists of all of the Transferors' right, title and interest in a portfolio of receivables now existing and hereafter created (the "Receivables"), arising under certain charge card accounts owned by TRS and American Express Centurion Bank identified in the Pooling and Servicing Agreement from time to time (collectively, the "Accounts"), all monies due or to become due with respect thereto (including Recoveries) on and after the Cut Off Date, all proceeds of such Receivables, all right, title and interest of the Transferors in, to and under the Receivable Purchase Agreement, all monies as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders. The holder of this Certificate is not entitled to the benefit of any Enhancement for any other Series which may be a part of the Trust's assets. The Receivables arise generally from the purchase of merchandise and services, annual membership fees and other administrative fees billed to obligors, as more fully specified in the Pooling and Servicing Agreement.

         A portion of the Collections on the Receivables received in any Due Period equal to the product of the aggregate amount of such Collections and the Yield Factor will be treated as Yield Collections. The remainder of such Collections will be treated as Principal Collections. Recoveries will not be considered Collections but will be used as an offset to Defaulted Receivables. The Yield Factor will initially be equal to 3.0%, and, subject to certain limitations, may be changed from time to time by the Transferors.

         Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement, as amended and as supplemented by the Series 2002-2 Supplement, for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement and the Series 2002-2 Supplement may be requested from the Trustee by writing to the Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001-1803, Attention: Corporate Trust ABS Unit. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement as supplemented by the Series 2002-2 Supplement. This Certificate is one of a series of Certificates entitled "American Express Master Trust Floating Rate Class A Accounts Receivable Trust Certificates, Series 2002-2" (the "Class A Certificates"), each of which represents a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of a Class A Certificate, and is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

         The Transferors have structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates (other than those held by the Transferor) will qualify under applicable tax law as indebtedness and the Transferor and each Investor Certificateholder (or Certificate Owner) by acceptance of its Class A Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) or participation herein, agrees to treat the Investor Certificates (other than those held by the Transferor) (and any beneficial interest therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Certificateholder Agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with the Pooling and Servicing Agreement as to treatment as indebtedness for certain tax purposes.

         The aggregate interest in the Trust represented by the Series 2002-2 Investor Certificates at any time shall not exceed an amount equal to the Invested Amount at such time. The initial Invested Amount is $1,081,081,081. The aggregate interest in the Trust represented by the Class A Certificates at any time shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Initial Invested Amount is $1,000,000,000. The Class A Invested Amount on any date of determination will be an amount equal to (a) the Class A Initial Invested Amount, minus (b) the amount of payments of principal paid to the Class A Certificateholders prior to such date of determination, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, the current Distribution Date, plus (d) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates for reimbursing amounts deducted pursuant to the foregoing clause (c) and, if the date of determination is a Distribution Date, the aggregate amount of Yield Collections and certain other amounts applied for such Distribution Date for reimbursing amounts deducted pursuant to the foregoing clause (c). In addition to the Investor Certificates, an Exchangeable Transferor Certificate has been issued to the Transferors pursuant to the Pooling and Servicing Agreement which will represent an Undivided Interest in the Trust. The Exchangeable Transferor Certificate will represent the interest in the Receivables not represented by the Investor Certificates. The Exchangeable Transferor Certificate may be exchanged by the Transferors pursuant to the Pooling and Servicing Agreement for one or more Series of Investor Certificates and a reissued Exchangeable Transferor Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

         Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to one-month LIBOR plus 0.05% (the "Class A Certificate Rate") and, except as otherwise provided herein, will be distributed to Certificateholders on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date") and on the Expected Final Payment Date, commencing July 15, 2002. If (a) a Pay Out Event occurs or (b) the final principal payment on the Class A Certificates is not made on the Expected Final Payment Date, then thereafter interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date. Interest for any Distribution Date will include accrued interest in an amount equal to the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the related Record Date (or, in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date or Special Payment Date due but not paid on any Distribution Date or Special Payment Date will be due on the next succeeding Distribution Date or Special Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate plus 2% per annum. Interest on the Class A Certificates for any Distribution Date will be calculated on the basis of the actual number of days in the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) and a 360-day year.

         No principal will be payable to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described in the Pooling and Servicing Agreement, on the first Special Payment Date. No principal will be payable to the Class B Certificateholders until all principal payments have been made to the Class A Certificateholders. For each Due Period during the period beginning on the Closing Date and ending on the day prior to the day on which the Controlled Accumulation Period or the Early Amortization Period commences (the "Revolving Period"), all Principal Collections allocable to the Investor Interest will be treated as Excess Principal Collections. The Servicer will allocate Excess Principal Collections as provided in the Pooling and Servicing Agreement which may include any principal distributions to Investor Certificateholders and deposits to principal funding accounts for any Series which are either scheduled or permitted and which have not been covered out of the Principal Collections allocable to such other Series.

         The Servicer shall deposit Collections into the Collection Account in the amounts and at the time required by the Pooling and Servicing Agreement. The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date as provided in the Pooling and Servicing Agreement.

         TRS, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee in an amount equal to the sum of, with respect to all Series, one-twelfth of the product of the applicable Servicing Fee Percentages with respect to each Series and the sum of an allocable portion of the Transferor Interest and the aggregate Invested Amount with respect to each Series with respect to the related Due Period. The portion of the servicing fee for each Due Period allocable to the Certificateholders' Interest shall be equal to one-twelfth of the product of (A) 2.0% (the Servicing Fee Percentage for the Series 2002-2 Investor Certificates) and (B) the amount of the Class A Adjusted Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, the initial principal amount of the Class A Certificates and the Class B Certificates.

         With respect to the Class A Certificates, the Servicer shall instruct the Trustee or the Paying Agent to make the following distributions at the following times and in the following priority from the Collection Account and the Principal Funding Account:

                  (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, Class A Monthly Interest and unpaid Class A Monthly Interest, plus additional interest thereon, to the extent available from the Floating Allocation Percentage of Yield Collections, shall be distributed to the Class A Certificateholders; and

                  (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date, shall be distributed to the Class A Certificateholders.

         If Yield Collections allocable to the Certificateholders' Interest for any Due Period are insufficient to pay the Investor Default Amount for such Due Period in accordance with the priorities set forth in the Pooling and Servicing Agreement, then the Class B Invested Amount will be reduced by an amount equal to such insufficiency. If the Class B Invested Amount is reduced to zero, any further insufficiency will reduce the Class A Invested Amount, but not in excess of the Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

         The amount in respect of interest payments to be paid on each Distribution Date, Special Payment Date or Expected Final Payment Date to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments of interest to be made to the Class A Certificateholders on such date. The amount in respect of principal payments on each Special Payment Date or Expected Final Payment Date with respect to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments of principal to be made to Class A Certificateholders on such date. Distributions with respect to this Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Certificate) without the presentation or surrender of this Certificate or the making of any notation thereon, except that with respect to Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of wire transfer of immediately available funds.

         This Certificate does not represent a recourse obligation of, or an interest in, the Transferors, the Servicer or any of their affiliates and is not insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain Collections with respect to the Receivables all as more specifically set forth in the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, the Transferors have the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate additional eligible accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created.

         The Transferors may, and in some circumstances is obligated to, designate (subject to the terms and conditions of the Pooling and Servicing Agreement), Accounts for deletion and removal from the Accounts previously designated as Accounts.

         The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or to add, modify or eliminate such provisions as the Transferors may deem necessary, in order to enable all or a portion of the Trust to (i) qualify as, and to permit an election to be made to cause the Trust to be treated as a "financial asset securitization investment trust" as described in Section 860L of the Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income and to add any other provisions with respect to matters or questions raised under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, the Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Investor Certificates in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

         The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series (or l00% of the lass of Certificateholders so affected have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates; provided further that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

         The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Transferors and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder; (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholder; or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each related Investor Certificateholder.

         In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Pooling and Servicing Agreement or the Series 2002-2 Supplement, the Pooling and Servicing Agreement or the Series 2002-2 Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Investor Certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from American Express Centurion Bank to a bankruptcy-remote special purpose entity and from that entity to the Trustee; provided that the Transferors shall have delivered a tax opinion, as provided in the Series 2002-2 Supplement, on the date of such amendment. Promptly after the effectiveness of any amendment made to account for the transfer of assets as sales in accordance with FASB Statement No. 140, the Transferors shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

         The transfer of this Certificate shall be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates evidencing like aggregate Undivided Interests, as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Transferors, Servicer, the Trustee, the Paying Agent, and the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferors, the Servicer, the Trustee, the Paying Agent, and the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

         At the option of the Transferors, but subject to certain conditions set forth in the Pooling and Servicing Agreement, the aggregate principal amount of the Class A Certificates is subject to retransfer to the Transferors on any Distribution Date on or after which the Invested Amount is less than or equal to $108,108,108.10 (10% of the Class A Initial Invested Amount and the Class B Initial Invested Amount). The retransfer price will be equal to the applicable Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Certificates through the day preceding the Distribution Date on which the retransfer occurs.

         Subject to certain conditions in the Pooling and Servicing Agreement, if the Invested Amount of the Series 2002-2 Certificates is greater than zero on the May 2006 Distribution Date (the "Series 2002-2 Termination Date"), the Trustee shall sell or cause to be sold an amount of Receivables up to 110% of the applicable Invested Amount at the close of business on such date, but not more than the total amount of Receivables allocable to the Series 2002-2 Certificates, and apply the proceeds of such sale as provided in the Pooling and Servicing Agreement.

         Following the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement and the surrender of this Certificate, the Trustee shall assign and convey to the Transferors (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof, except for amounts held by the Paying Agent. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferors all right, title and interest which the Trustee had in the applicable Receivables.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, American Express Receivables Financing Corporation and American Express Centurion Bank have caused this American Express Master Trust Floating Rate Class A Accounts Receivable Trust Certificate, Series 2002-2 to be duly executed under its official seal.



                                                AMERICAN EXPRESS RECEIVABLES
                                                   FINANCING CORPORATION



                                         By:
                                            ------------------------------------
                                                   Authorized Signatory
[SEAL]



                                              AMERICAN EXPRESS CENTURION BANK



                                         By:
                                            ------------------------------------
                                                   Authorized Signatory
[SEAL]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Series 2002-2 Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.



Dated:                                         THE BANK OF NEW YORK
      -------------                               as Trustee

                                               By:
                                                  ------------------------------
                                                   Authorized Signatory

                                                                    EXHIBIT B to
                                                    the Series 2002-2 Supplement


         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, (C) TO THE TRANSFEROR, (D) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (E) PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. NEITHER THE ISSUER NOR THE TRUSTEE IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES OR "BLUE SKY" LAW.

         NO RESALE OR TRANSFER OR PLEDGE OF THIS CERTIFICATE MAY BE MADE EXCEPT WITH THE EXPRESS CONSENT OF AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION AND AMERICAN EXPRESS CENTURION BANK. THIS CERTIFICATE DETAILS OTHER CONDITIONS TO THE TRANSFER THEREOF.

         EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION AND AMERICAN EXPRESS CENTURION BANK, THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).



No. R-                                                        $
      --                                                       -----------------

Registered                                           CUSIP No.
                                                               -----------------

                          AMERICAN EXPRESS MASTER TRUST
                    FLOATING RATE CLASS B ACCOUNTS RECEIVABLE
                        TRUST CERTIFICATE, SERIES 2002-2

         Each $1,000 minimum denomination represents a 1/81,081.08th interest in the Series 2002-2 Class B Certificateholders' undivided interest in the American Express Master Trust.

Evidencing an Undivided Interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of the pay in full portion of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) Accounts.

         (Not an interest in or recourse obligation of American Express Receivables Financing Corporation, American Express Travel Related Services Company, Inc. ("TRS"), American Express Centurion Bank, --- American Express Company or any of their affiliates.)

         This certifies that American Express Receivables Financing Corporation (the "Certificateholder") is the registered owner of an Undivided Interest in the American Express Master Trust (the "Trust") issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto), by and among American Express Centurion Bank, as transferor, American Express Receivables Financing Corporation, as transferor (together, the "Transferors"), TRS, as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), and the Series 2002-2 Supplement, dated as of June 18, 2002, among the Transferors, the Servicer and the Trustee. The corpus of the Trust consists of all of the Transferors' right, title and interest in a portfolio of receivables now existing and hereafter created (the "Receivables") arising under certain charge card accounts owned by TRS and American Express Centurion Bank identified in the Pooling and Servicing Agreement from time to time (collectively, the "Accounts"), all monies due or to become due with respect thereto (including Recoveries) on and after the Cut Off Date, all proceeds of such Receivables, all right, title and interest of the Transferors in, to and under the Receivable Purchase Agreement, all monies as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders. The holder of this Certificate is not entitled to the benefit of any Enhancement for any other Series which may be a part of the Trust's assets. The Receivables arise generally from the purchase of merchandise and services, annual membership fees and certain other administrative fees billed to Obligors, as more fully specified in the Pooling and Servicing Agreement.

         A portion of the Collections on the Receivables received in any Due Period equal to the product of the aggregate amount of such Collections and the Yield Factor will be treated as Yield Collections. The remainder of such Collections will be treated as Principal Collections. Recoveries will not be considered Collections but will be used as an offset to Defaulted Receivables. The Yield Factor will initially be equal to 3.0%, and, subject to certain limitations, may be changed from time to time by the Transferors.

         Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement, as amended and as supplemented by the Series 2002-2 Supplement, for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement and the Series 2002-2 Supplement may be requested from the Trustee by writing to the Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York 10001-1803, Attention: Corporate Trust ABS Unit. To the extent not defined herein, capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement, as supplemented by the Series 2002-2 Supplement. This Certificate is one of a series of Certificates entitled "American Express Master Trust Floating Rate Class B Accounts Receivable Trust Certificates, Series 2002-2" (the "Certificates"), each of which represents a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of a Class B Certificate, and is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. The Class B Certificates represent subordinated interests in the Trust.

         The Transferors have structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates (other than those held by the Transferor) will qualify under applicable tax law as indebtedness and the Transferor and each Investor Certificateholder by acceptance of its Certificate or participation herein, agrees to treat the Investor Certificates (other than those held by the Transferor) (and any beneficial interest therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

         The aggregate interest in the Trust represented by the Series 2002-2 Investor Certificates at any time shall not exceed an amount equal to the Invested Amount at such time. The initial Invested Amount is $1,081,081,081. The aggregate interest represented by the Class B Certificates at any time in the Receivables in the Trust shall not exceed an amount equal to the Class B Invested Amount at such time. The Class B Initial Invested Amount is $81,081,081. The Class B Invested Amount on any date of determination will be an amount equal to (a) the Class B Initial Invested Amount minus (b) the amount of payments of principal paid to the Class B Certificateholders prior to such date of determination, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a "Distribution Date" the current Distribution Date, plus (d) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates for reimbursing amounts deducted pursuant to the foregoing clause (c) and, if the date of determination is a Distribution Date, the aggregate amount of Yield Collections and certain other amounts applied for such Distribution Date for reimbursing amounts deducted pursuant to the foregoing clause (c). If Yield Collections allocable to the Certificateholders' Interest for any Due Period are insufficient to pay the Investor Default Amount for such Due Period in accordance with the priorities set forth in the Pooling and Servicing Agreement listed below, then the Class B Invested Amount will be reduced by an amount equal to such insufficiency. The Class B Invested Amount may be reinstated under certain circumstances described in the Pooling and Servicing Agreement. In addition to the Investor Certificates, an Exchangeable Transferor Certificate has been issued to the Transferors pursuant to the Pooling and Servicing Agreement which will represent an Undivided Interest in the Trust. The Exchangeable Transferor Certificate will represent the interest in the Trust not represented by the Investor Certificates. The Exchangeable Transferor Certificate may be exchanged by the Transferors pursuant to the Pooling and Servicing Agreement for one or more Series of Investor Certificates and a reissued Exchangeable Transferor Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

         Interest will accrue on the unpaid principal amount of the Class B Certificates at a per annum rate equal to 0.45% per year above LIBOR (the "Class B Certificate Rate") and, except as otherwise provided herein, will be distributed to Certificateholders on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date"), commencing July 15, 2002. Any accrued interest at the Class B Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date from and including the Closing Date, to but excluding such Distribution Date shall be paid in accordance with the priorities set forth below. Interest for any Distribution Date due but not paid on any Distribution Date will be due on the next succeeding Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class B Certificate Rate plus 2% per annum. Interest on the Class B Certificates for any Distribution Date will be calculated on the basis of the actual number of days in the period from and including the immediately preceding Distribution Date to but excluding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) and a 360-day year. The right of the Class B Certificateholders to receive interest payments on the Class B Certificates each month, including interest due but not paid on a prior Distribution Date or Special Payment Date, will be subordinated under all circumstances to the right of the Class A Certificateholders to receive monthly allocations of interest with respect to the Class A Certificates.

         No principal will be payable to the Class B Certificateholders until all principal payments have been made to the Class A Certificateholders. For each Due Period during the period beginning on the Closing Date and ending on the day prior to the day on which the Controlled Accumulation Period or Early Amortization Period commences (the "Revolving Period"), all Principal Collections allocable to the Investor Interest will be treated as Excess Principal Collections. The Servicer will allocate Excess Principal Collections as provided in the Pooling and Servicing Agreement which may include any principal distributions to Investor Certificateholders and deposits to principal funding accounts for any Series which are either scheduled or permitted and which have not been covered out of Principal Collections allocable to such other Series.

         The Servicer shall deposit Collections into the Collection Account in the amounts and at the times required by the Pooling and Servicing Agreement. The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date as provided in the Pooling and Servicing Agreement.

         TRS, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee in an amount equal to the sum of, with respect to all Series, one-twelfth of the product of the applicable Servicing Fee Percentages with respect to each Series and the sum of an allocable portion of the Transferor Interest and the applicable Invested Amount with respect to each Series with respect to the related Due Period. The portion of the servicing fee for each Due Period allocable to the Certificateholders' Interest shall be equal to one-twelfth of the product of (A) 2.0% (the Servicing Fee Percentage for the Series 2002-2 Investor Certificates) and (B) the amount of the Class A Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, the initial principal amount of the Class A Certificates and the Class B Certificates.

         Payments to Class B Certificateholders will be made from the Collection Account and the Principal Funding Account. The proceeds of any optional repurchase of the Class B Certificates by the Transferors will be deposited into the Collection Account and the Principal Funding Account, as applicable, on the Distribution Date on which such purchase occurs. The Servicer shall instruct the Trustee or the Paying Agent to make the following distributions at the following times and in the following priority from the Collection Account and the Principal Funding Account:

                  (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, Class A Monthly Interest and unpaid Class A Monthly interest, plus additional interest thereon, to the extent available from the Floating Allocation Percentage of Yield Collections, shall be distributed to the Class A Certificateholders;

                  (b) on each Distribution Date, Class B Monthly Interest and unpaid Class B Monthly Interest, plus additional interest thereon, to the extent available from the Floating Allocation Percentage of Yield Collections, shall be distributed to the Class B Certificateholders;

                  (c) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date, shall be distributed to the Class A Certificateholders and any funds remaining in the Principal Funding Account after the Class A Certificates have been paid in full shall be deposited in the Collection Account; and

                  (d) on the Expected Final Payment Date and each Special Payment Date on and after which the Class A Certificates have been paid in full, all amounts on deposit in the Collection Account, up to a maximum amount on any such date equal to the unpaid Class B Invested Amount on such date, shall be distributed to the Class B
         Certificateholders.

         The amount in respect of interest to be distributed on each Distribution Date to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments to be made to the Class B Certificateholders on such Distribution Date. The amount in respect of principal to be distributed on each Special Payment Date or Expected Final Payment Date with respect to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments of principal to be made to the Class B Certificateholders on such date. Distributions with respect to this Certificate will be made by the Paying Agent by check mailed to the address of the Class B Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Certificate) without the presentation or surrender of this Certificate or the making of any notation thereon.

         This Certificate does not represent a recourse obligation of, or an interest in, the Transferors, the Servicer or any of their affiliates and is not insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain Collections with respect to the Receivables all as more specifically set forth in the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, the Transferors have the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate additional eligible accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created.

         The Transferors may, and in some circumstances is obligated to, designate (subject to the terms and conditions of the Pooling and Servicing Agreement) Accounts for deletion and removal from the Accounts previously designated as Accounts.

         The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or to add, modify or eliminate such provisions as the Transferors may deem necessary, in order to enable all or a portion of the Trust to (i) qualify as, and to permit an election to be made to cause the Trust to be treated as a "financial asset securitization investment trust" as described in Section 860L of the Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income and to add any other provisions with respect to matters or questions raised under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, the Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Investor Certificates in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

         The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series (or 100% of Certificateholders so affected have consented),
(ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates; provided further that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

         The Pooling and Servicing Agreement may also be, amended from time to time by the Servicer, the Transferors and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder; (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholder; or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each related Investor Certificateholder.

         In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Pooling and Servicing Agreement or the Series 2002-2 Supplement, the Pooling and Servicing Agreement or the Series 2002-2 Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Investor Certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from American Express Centurion Bank to a bankruptcy-remote special purpose entity and from that entity to the Trustee; provided that the Transferors shall have delivered a tax opinion, as provided in the Series 2002-2 Supplement, on the date of such amendment. Promptly after the effectiveness of any amendment made to account for the transfer of assets as sales in accordance with FASB Statement No. 140, the Transferors shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

         Each purchaser of a Class B Certificate from the Transferors shall represent and warrant to the Transferors that it is acquiring such Class B Certificate without a view to any distribution or resale or other transfer thereof except, with respect to any Certificate or any interest or participation thereof, as contemplated in the next succeeding sentence. The purchaser of this Class B Certificate will not resell or otherwise transfer any of the Class B Certificates except (A) in accordance with Section 6.03 of the Pooling and Servicing Agreement and (B)(i) pursuant to an effective registration statement under the Securities Act; (ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws; (iii) to the Transferors; (iv) to a person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A; or (v) pursuant to Regulation S under the Securities Act.

         As a condition to the initial transfer or any pledge of this Certificate to any entity other than a corporation that is a member of the consolidated tax group of which RFC is a member, the holder hereof shall be required to deliver to the Trustee an Opinion of Counsel to the effect that this Certificate, upon transfer, will be characterized as debt or an interest in a partnership for federal income tax purposes. Prior to the transfer of this Certificate to any Affiliate of the Transferor, the Servicer shall provide to the Trustee written confirmation from each Rating Agency that such transfer will not result in the downgrade or withdrawal of any rating on the Class A Certificates. Prior to any such transfer of this Certificate, the Transferors shall certify to the Trustee in writing whether the proposed transferee of this Certificate is an Affiliate of the Transferor and the Trustee shall be entitled to rely conclusively on such certificate.

         The transfer of this Certificate shall be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates evidencing like aggregate Undivided Interests, as requested by the Certificateholder surrendering such Class B Certificates. No service charge may be imposed for any such exchange but the Trustee or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Transferors, Servicer, the Trustee, the Paying Agent, and the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferors, the Servicer, the Trustee, the Paying Agent, and the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

         At the option of the Transferors, but subject to certain conditions set forth in the Pooling and Servicing Agreement, the aggregate principal amount of the Class A and Class B Certificates is subject to retransfer to the Transferors on any Distribution Date on or after which the Invested Amount is less than or equal to $108,108,108.10 (10% of the Class A Initial Invested Amount and the Class B Initial Invested Amount). The retransfer price will be equal to the applicable Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Certificates through the day preceding the Distribution Date on which the retransfer occurs.

         Subject to certain conditions in the Pooling and Servicing Agreement, if the Invested Amount of the Series 2002-2 Certificates is greater than zero on the May 2006 Distribution Date (the "Series 2002-2 Termination Date"), the Trustee shall sell or cause to be sold an amount of Receivables up to 110% of the applicable Invested Amount at the close of business on such date, but not more than the total amount of Receivables allocable to the Series 2002-2 Investor Certificates, and apply the proceeds of such sale as provided in the Pooling and Servicing Agreement.

         Following the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement and the surrender of this Certificate, the Trustee shall assign and convey to the Transferors (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof, except for amounts held by the Paying Agent. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferors to vest in the Transferors all right, title and interest which the Trustee had in the applicable Receivables.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, American Express Receivables Financing Corporation and American Express Centurion Bank have caused this American Express Master Trust Floating Rate Class B Accounts Receivable Trust Certificate, Series 2002-2 to be duly executed under its official seal.



                                        AMERICAN EXPRESS RECEIVABLES
                                            FINANCING CORPORATION



                                        By:
                                           -------------------------------------
                                                   Authorized Signatory
[SEAL]





                                        AMERICAN EXPRESS CENTURION BANK



                                        By:
                                           -------------------------------------
                                                   Authorized Signatory
[SEAL]



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Series 2002-2 Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

Dated:                                  THE BANK OF NEW YORK
      ------------                         as Trustee



                                        By:
                                           -------------------------------------
                                            Authorized Signatory

                                                              Exhibit C-1 to The
                                                        Series 2002-2 Supplement

                             Payment Date Statement
             American Express Travel Related Services Company, Inc.

             -------------------------------------------------------

                          American Express Master Trust

             -------------------------------------------------------

          Floating Rate Class A Accounts Receivable Trust Certificates

         The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer, pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as amended, and as supplemented by the Series 2002-2 Supplement, dated as of June 18, 2002 (as supplemented, the "Agreement"), among TRS, American Express Centurion Bank, as Transferor, American Express Receivables Financing Corporation, as Transferor, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Payment Date Statement have their respective meanings as set forth in the Agreement. This Payment Date Statement is delivered pursuant to Section 5.02 of the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.    TRS is Servicer under the Agreement.

3.    The undersigned is a Servicing Officer.

4.    The "Record Date" referred to herein is                     ,        .
                                              --------------------  -------

      Information Regarding the Current Distribution Date, Special Payment Date or Expected Final Payment Date to Class A Certificateholders (stated on the basis of $1,000 Original Certificate Principal Amount).

                                      C-1-1

1.    Total Class A distributions.....................................  $_______

2.    Class A principal distributions.................................  $_______

3.    Class A interest distributions..................................  $_______

4.    Class A Certificate Rate for Interest Period related to Current
      Distribution Date...............................................   ______%

5.    Interest Period related to Current Distribution
      Date...........................................................    ______

6.    Excess of Class A principal balance over Class A Invested
      Amount as of the Record
      Date...........................................................   $_______

7.    Class A Invested Amount as of the Record Date/Class A Initial
      Invested Amount (determined after taking into account any
      increase or decrease in the Invested Amount which will occur upon the current distribution)..................................  $_______


         Attached hereto is the Monthly Servicer's Certificate for the related Due Period.

         IN WITNESS WHEREOF, the undersigned have caused this Payment Date Statement to be duly executed and delivered by its respective duly authorized officer on the _________ day of _________ , _____ .



                                            AMERICAN EXPRESS TRAVEL RELATED
                                                   SERVICES COMPANY, INC.
                                                   as Servicer



                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                     C-1-2

                                                              Exhibit C-2 to The
                                                        Series 2002-2 Supplement

                             Payment Date Statement
             American Express Travel Related Services Company, Inc.

             -------------------------------------------------------

                          American Express Master Trust

             -------------------------------------------------------

          Class B Floating Rate Accounts Receivable Trust Certificates

         The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. ("TRS"), as Servicer, pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as amended, and as supplemented by the Series 2002-2 Supplement, dated as of June 18, 2002 (as amended and supplemented, the "Agreement"), among TRS, American Express Centurion Bank, as Transferor, American Express Receivables Financing Corporation, as Transferor, and The Bank of New York, as Trustee, does hereby certify the information set forth below.

1. Capitalized terms used in this Payment Date Statement have their respective meanings as set forth in the Agreement. This Payment Date Statement is delivered pursuant to Section 5.02 of the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections in the Agreement.

2.    TRS is Servicer under the Agreement.

3.    The undersigned is a Servicing Officer.

4.    The "Record Date" referred to herein is                       ,        .
                                              ----------------------  -------

         Information Regarding the Current Distribution Date, Special Payment Date or Expected Final Payment Date to Class A Certificateholders (stated on the basis of $1,000 Original Certificate Principal Amount).



                                     C-2-1

1.    Total Class B
      distributions.................................................    $_______

2.    Class B principal
      distributions.................................................    $_______

3.    Class B interest
      distributions.................................................    $_______

4.    Class B Certificate Rate for Interest Period related to
      Current Distribution Date.....................................     ______%

5.    Interest Period related to Current Distribution Date..........     _______

6.    Excess of Class B principal balance over Class B
      Invested Amount as of the Record Date.........................    $_______

7.    Class B Invested Amount as of the Record Date/Class B Initial
      Invested Amount (determined after taking into account any
      increase or decrease in the Invested Amount which will
      occur upon the current distribution)..........................    $_______


                                     C-2-2

         Attached hereto is the Monthly Servicer's Report.

         IN WITNESS WHEREOF, the undersigned have caused this Payment Date Statement to be duly executed and delivered by its respective duly authorized officer on the __________ day of ________ , _____.



                                       AMERICAN EXPRESS TRAVEL RELATED
                                              SERVICES COMPANY, INC.
                                              as Servicer



                                       By:
                                          --------------------------------------
                                             Name:
                                             Title:


                                     C-2-3

PRELIMINARY STATEMENT .........................................................1

Section 1.     Designation.....................................................1

Section 2.     Definitions.....................................................1

Section 3.     Minimum Transferor Percentage and Minimum Trust Principal
               Component.......................................................8

Section 4.     Reassignment and Transfer Terms.................................8

Section 5.     Delivery and Payment for the Certificates.......................8

Section 6.     Form of Delivery of the Series 2002-2 Certificates..............8

Section 7.     Transfer of Class B Certificates; Consent to Transfer of
               Participation...................................................8

Section 8.     Tax Treatment...................................................9

Section 9.     Article IV of the Agreement....................................10

Section 10.    Article V of the Agreement.....................................22

Section 11.    Pay Out Events.................................................23

Section 12.    Global Offering of Class A Certificates........................24

Section 13.    Series Specific Transferor Covenants...........................25

Section 14.    Remittance Processing Procedures...............................25

Section 15.    Ratification of Master Pooling and Servicing Agreement.........27

Section 16.    Counterparts...................................................27

Section 17.    GOVERNING LAW..................................................27

Section 18.    Certain Accounting Related Amendments..........................27

Section 19.    Additional Representations and Warranties of the Transferors...27

Section 20.    Investments....................................................28

Section 21.    Account Additions Pursuant to Subsection 2.06(c)(vii) of the
               Agreement......................................................28

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